  Exhibit 4.4

[FORM OF]

DYNATRONICS CORPORATION
NON-QUALIFIED STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into between Dynatronics Corporation, a Utah corporation (the “Company”), and [NAME OF PARTICIPANT] (“Participant”), pursuant to the Dynatronics Corporation 2018 Equity Incentive Plan (the “Plan”).

Grant Date: [DATE OF GRANT]
Exercise Price per Share: [EXERCISE PRICE PER SHARE]
Number of Option Shares: [NUMBER OF SHARES]
Expiration Date: [DATE OF EXPIRATION]

The Company and the Participant agree as follows:

1. Option Grant; Type of Option. The Company grants to the Participant on the terms and conditions of this Agreement an option (the “Option”) to the number of Option Shares set forth above at the Exercise Price indicated above, subject to the terms and conditions of this Agreement. The Option granted hereunder is not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and is therefore a Non-qualified Stock Option.

2. Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

3. Exercise Period and Vesting.

3.1. Vesting. The Option will become vested and exercisable with respect to [VESTING RATE]% of the Option Shares on each of the [VESTING SCHEDULE] anniversar[y][ies] of the Grant Date. For purposes of this Agreement, the term “vest” shall mean with respect to any portion of the Option, that portion thereof that may be exercised pursuant to the terms of the Plan. The unvested portion of the Option will not be exercisable on or after the Participant’s termination of Continuous Service.

3.2. Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

4. Termination of Continuous Service.

4.1. Continuous Service. For purposes of this Agreement, “Continuous Service” means that the Participant’s service with the Company or an affiliate of the Company, whether as an employee or director, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an affiliate as an employee or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

4.2. Separation from Service Generally. If the Participant’s employment or service with the Company terminates (a “Separation from Service”) for any reason other than for cause as provided in Section 4.3, or because of total disability or death as provided in Sections 4.4 and 4.5, respectively, the Option may be exercised at any time before the Expiration Date or the expiration of ninety (90) days after the date of Separation from Service, whichever is the first to occur, but only if and to the extent the Participant was entitled to exercise the Option at the date of Separation from Service.

4.3. Separation from Service for Cause. Upon Participant’s Separation from Service for cause, the Option, whether vested or unvested, shall immediately terminate on the date of such Separation from Service and cease to be exercisable.

4.4. Separation from Service Because of Disability. Upon Participant’s Separation from Service because of disability (as that term is defined in Section 2 of the Plan), the Option may be exercised at any time before the Expiration Date or before the date that is twelve (12) months after the date of Separation from Service, whichever is the first to occur, but only if and to the extent the Participant was entitled to exercise the Option at the date of such Separation from Service.

4.5. Separation from Service Because of Death. If the Participant dies while employed by or in the service of the Company, the Option may be exercised at any time before the Expiration Date or before the date that is twelve (12) months after the date of death, whichever is the first to occur, but only if and to the extent the Participant was entitled to exercise the Option at the date of death and only by the person or persons to whom the Participant’s rights under the Option shall pass by the Participant’s will or by the laws of descent and distribution of the state or country of the Participant’s domicile at the time of death.

4.6. Leaves of Absence. Absence on leave approved by the Company or on account of illness or disability shall not be deemed a Separation from Service or interruption of employment or service. Vesting of the Option shall continue during a medical, family or military leave of absence, whether paid or unpaid authorized by the Committee pursuant to Section 10.4 of the Plan, and vesting of the Option shall be suspended during any other unpaid leave of absence.

4.7. Failure to Exercise Option. To the extent that following the Participant’s Separation from Service, the Option is not exercised within the applicable periods described above, all further rights to purchase shares of Common Stock pursuant to the Option shall cease and terminate.

5. Method of Exercise of Option.

5.1. Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by or otherwise acceptable to the Committee, indicating, inter alia:

(a) the Participant’s election to exercise the Option and the date on which Participant proposes to complete such exercise, which may not be more than thirty (30) days after delivery of the notice;

(b) the number of Option Shares being purchased;

(c) any restrictions imposed on the shares; and

(d) any representations, warranties and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

5.2           Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, as determined by the Committee upon receipt of a notice of exercise, either:

(a) in cash or by certified or bank check at the time the Option is exercised;

(b) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares (a “Stock for Stock Exchange”);

(c) through a “cashless exercise program” established with a broker with the approval of the Committee;

(d) by reduction in the number of shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise;

(e) by any combination of the foregoing methods; or

(f) in any other form of legal consideration that may be acceptable to the Committee.

5.3 Withholding. Prior to the issuance of shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:

(a) tendering a cash payment;

(b) authorizing the Company to withhold shares of Common Stock from the Option Shares otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(c) delivering to the Company previously owned and unencumbered shares of Common Stock.

The Company has the right to withhold from any compensation paid to a Participant.

5.4 Issuance of Shares. Provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company shall issue the Option Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, and shall deliver certificates representing the shares with the appropriate legends affixed thereto.

6. No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without cause. The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option prior to the date of exercise of the Option.

7. Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by him. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

8. Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by Article 11 of the Plan.

9. Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a “Transaction”), the Committee shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating the Option:

9.1 The Option shall remain in effect in accordance with its terms.

9.2 The Option shall be converted into an option to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted option shall be determined by the Committee, taking into account the relative values of the entities involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction and the requirements of any applicable laws and regulations. The converted Option shall be vested only to the extent that the vesting requirements relating to the Option have been satisfied at the time of the Transaction.

9.3 The Committee shall provide a period of ten (10) days or less before the completion of the Transaction during which the Option may be exercised to the extent then exercisable, and upon the expiration of that period, the Option shall immediately terminate. The Committee may, in its sole discretion, accelerate the exercisability of the Option so that the Option is exercisable in full during that period.

10. Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

11. Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

12. Successors and Assigns of Company. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the persons to whom the Option may be transferred by will or the laws of descent or distribution.

13. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown on the signature page to this Agreement or in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time. Unless otherwise provided in writing, any notice required or permitted under this Agreement shall be given in writing and shall be conclusively deemed to have been duly given (a) when hand-delivered to the other party; (b) when sent by facsimile to the number set forth on the signature page below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three (3) business days after deposit in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid; or (d) the next business day after deposit with a nationally recognized overnight delivery service, postage prepaid with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Any party making a communication hereunder by facsimile shall promptly confirm by telephone to the party to whom such communication was addressed each communication made by it by facsimile pursuant hereto, but the absence of such confirmation shall not affect the validity of any such communication.

14. Amendments. The Committee may at any time amend this Agreement, provided that no such amendment shall be made without the written consent of the Participant if the amendment would materially adversely affect the Participant.

15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

16. Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

18. No Impact on Other Benefits. The value of the Participant’s Option is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

19. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

20. Governing Law; Jurisdiction and Venue. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Utah, without giving effect to any choice of law rule that would cause the application of the laws of any state or jurisdiction other than the internal laws of the State of Utah to the rights and duties of the parties hereto. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in Salt Lake City, Salt Lake County, State of Utah, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

21. Entire Agreement. This Agreement and the Plan constitute and contain the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements (whether written or oral), understandings, duties or obligations between the parties respecting the subject matter hereof.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[SIGNATURE PAGE FOLLOWS]

The parties have executed this Agreement in duplicate effective as of the Grant Date.

THE COMPANY:

DYNATRONICS CORPORATION

By: _________________________________

Title:________________________________

PARTICIPANT:

_____________________________________
[NAME OF PARTICIPANT]

Address: ______________________________________________

______________________________________________________

Phone: (___) __________________________

E-mail: __________________

Signature Page to Non-qualified Option Grant Award Agreement
Dynatronics Corporation